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                                                                   EXHIBIT 10(h)

                              STOCK BONUS AGREEMENT

                                SECOND AMENDMENT

         THIS INSTRUMENT amends the Stock Bonus Agreement ("Agreement") entered into by and between BancorpSouth, Inc. (the "Company") and AUBREY B. PATTERSON ("Patterson"), on January 30, 1998, pursuant to the approval of the Company's board of directors (the "Board") on January 24, 2001, to be effective on January 31, 2001.

                                    RECITALS:

         WHEREAS, the Company has awarded shares of common stock of the Company, $2.50 par value, ("Common Stock") to Patterson under the terms of the Agreement, and provided that such shares would be restricted and subject to a risk of forfeiture for a period of ten years, unless the shares became vested sooner pursuant to the achievement of performance criteria under the Agreement;

         WHEREAS, the Company recognizes that Patterson has assumed additional responsibilities with the growth of the Company through mergers and acquisitions and desires to award 56,000 shares of common stock that are restricted under the terms of this Agreement as an additional performance incentive; and

         WHEREAS, the Company amended the Agreement on January 30, 2000, to modify the vesting provisions for the restricted shares that had been previously awarded;

         WHEREAS, the Company desires to again modify the vesting schedule to extend the overall performance period of the Agreement so that all services contemplated thereunder will be completed by April 1, 2007, and all restrictions will lapse on such date;

         NOW, THEREFORE, in consideration of the premises set forth herein and other mutual agreements and good and valuable consideration hereinafter set forth, the Company and Patterson hereby agree that the Agreement shall be modified as follows, effective January 31, 2001:

1. SECTION 2 OF THE AGREEMENT IS RESTATED AS FOLLOWS:

         2. Term. The term of this Agreement shall be from January 21, 1998, until April 1, 2007. This Agreement is not an employment contract. The existence of this Agreement shall not affect in any way the Company's right to discharge Patterson.

2. SECTIONS 3(B) AND 3(C) ARE RESTATED AS FOLLOWS:

                  (b) In the event Patterson voluntarily terminated his employment with the Company other than as provided in Section 6(b) hereof, or if this Agreement is terminated by the Company pursuant to Section 6(a)(i) hereof prior to April 1, 2007, Patterson shall retain full ownership of the shares of Common Stock that have been released to him by the Escrow Agent, but shall forfeit all right, title and interest in and to any shares of Common Stock still held by the Escrow Agent, which shares shall be delivered to the Company to be held in treasury or to be canceled as shall be determined by the Board.

                  (c) In the event this Agreement is terminated pursuant to
                  Section 6(b) hereof prior to April 1, 2007, Patterson shall be entitled to receive all shares of Common Stock held by the Escrow Agent as of such termination date and shall be entitled to retain full ownership of all such shares of Common Stock.


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3. A NEW SECTION 3A IS ADDED TO IMMEDIATELY FOLLOW SECTION 3:

         3A. Additional Stock Bonus Compensation. Pursuant to action of the board of directors taken on January 24, 2001, the Company does hereby award to Patterson an additional 56,000 shares of Common Stock in consideration for the performance of services to the Company, provided that such shares shall be subject to the restrictions and risks of forfeiture described herein. Such shares shall be held subject to and in accordance with the terms of Section 3 hereof. Patterson shall have full, nonforfeitable rights to such Common Stock upon the soonest of (i) the expiration of this Agreement pursuant to Section 2,
(ii) the termination of this Agreement pursuant to Section 6(b), or (iii) the satisfaction criteria set forth in Section 3(a), applying such performance criteria on and after April 1, 2004.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

                               BANCORPSOUTH, INC.



                               By: /s/ Cathy S. Freeman
                                  ----------------------------------------------
                               Its: First Vice President and Corporate Secretary



                               /s/ Aubrey B. Patterson
                               -------------------------------------------------
                               AUBREY B. PATTERSON